Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement No. 333-144503 on Form N-6 of our report dated April 20, 2023, relating to the statutory-basis financial statements of Empower Life & Annuity Insurance Company of New York (formerly known as Great-West Life & Annuity Insurance Company of New York). We also consent to the reference to us under the heading "Independent Auditor" in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 27, 2023